UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 2, 2026 (April 1, 2026)

Optimum Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

001-38126		38-3980194
(Commission File Number)		(IRS Employer Identification Number)

1 Court Square West
Long Island City,	New York	11101
(Address of principal executive offices)		(Zip Code)

(516) 803-2300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	OPTU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Michael E. Olsen, the Company’s Executive Vice President, General Counsel and Chief Corporate Responsibility Officer, will transition from his current role effective October 1, 2026 (or earlier upon the appointment of a successor) (the “Transition Date”) and will continue employment with the Company as Senior Executive Counsel, Capital Transformation through December 31, 2027, at which time he will retire. In connection with this transition, Mr. Olsen and the Company entered into a Transition, Retention and Retirement Agreement, dated as of April 1, 2026 (the “Transition Agreement”).
Under the Transition Agreement, Mr. Olsen will receive a lump-sum cash retention payment of $3,575,000, which will be fully earned on December 31, 2027, subject to his continued employment through such date. If Mr. Olsen’s employment terminates prior to such date for reasons other than a qualifying termination, he will be required to repay the after-tax value of the retention payment. No repayment is required in the event of a qualifying termination, which generally includes a termination without cause, a resignation by Mr. Olsen for good reason or a termination due to Mr. Olsen’s death or disability. In addition, in the event of a qualifying termination prior to December 31, 2027, Mr. Olsen will be entitled to a lump sum payment equal to the base salary he would have received through December 31, 2027 and continued vesting of his long-term incentive awards through December 31, 2027, subject to execution of a separation agreement and compliance with continuing confidentiality and non-disparagement restrictions and other restrictive covenants applicable to Mr. Olsen.
Through the Transition Date, Mr. Olsen will continue to receive his current base salary and remain eligible for short-term and long-term incentive compensation, including a 2026 long-term incentive grant, and will continue to vest in his outstanding long-term incentive awards in accordance with their terms. Following the Transition Date and through December 31, 2027, Mr. Olsen will continue to receive base salary and benefits and will continue to vest in his outstanding long-term incentive awards but will not be eligible for additional incentive compensation.
The Transition Agreement also provides for continued indemnification and directors’ and officers’ insurance coverage and includes customary confidentiality, non-disparagement and other restrictive covenants. The above description of the Transition Agreement is a summary and the full agreement (or form thereof) will be filed with the Company’s Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUM COMMUNICATIONS, INC.

Dated: April 2, 2026	By:	/s/ Michael E. Olsen
Michael E. Olsen
General Counsel & Chief Corporate Responsibility Officer